SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 29, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 29, 2008, the Board of Directors (the “Board”) of Leap Wireless International, Inc. (the “Company”) appointed Jeffrey E. Nachbor as chief accounting officer, replacing Steven R. Martin who had served as the Company’s acting chief accounting officer since February 2008 and who will be transitioning to another role within the Company.
     Mr. Nachbor has served as the Company’s senior vice president, financial operations since April 2008. Prior to joining the Company, Mr. Nachbor served as senior vice president and corporate controller of H&R Block, Inc. from September 2005 to March 2008. Prior to that, Mr. Nachbor served as senior vice president and chief financial officer of Sharper Image Corporation from February 2005 to August 2005 and served as senior vice president, corporate controller of Staples, Inc. from April 2003 to February 2005. Mr. Nachbor served as vice president of finance of Victoria’s Secret Direct, a division of Limited Brands, Inc., from December 2000 to April 2003, and as vice president of financial planning and analysis for Limited Brands, Inc. from February 2000 to December 2000. Mr. Nachbor is a certified public accountant and holds a B.S. in accounting from Old Dominion University and an M.B.A. from the University of Kansas.
     In connection with his employment, Mr. Nachbor received an annual base salary of $325,000, a sign-on bonus of $50,000 and an opportunity to earn an annual performance bonus. Mr. Nachbor’s target performance bonus will be 65% of his annual base salary, with bonus payouts based on Company and individual performance. The Company also agreed to pay Mr. Nachbor a $50,000 retention bonus upon the completion of his first, second and third years of employment. In addition, on May 12, 2008, the Company granted Mr. Nachbor 20,000 restricted shares of the Company’s common stock at a purchase price of $0.0001 per share and options to purchase 85,000 shares of the Company’s common stock at an exercise price equal to $54.08 per share, pursuant to the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan. Mr. Nachbor also received reasonable and customary relocation benefits and a temporary allowance to cover living expenses for up to 14 months. The Company and Mr. Nachbor have also entered into the Company’s standard form of severance benefits agreement and director and officer indemnity agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2008	LEAP WIRELESS INTERNATIONAL, INC.
	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President, General Counsel & Secretary